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                                                                  EXHIBIT 10.7.1

                           PURCHASE AND SALE AGREEMENT

 (2300-2316 W. CHARLESTON BLVD., 4475 S. EASTERN AVE., AND 888 S. RANCHO DRIVE,
                               LAS VEGAS, NEVADA)

                  THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is entered into as of May 10, 2002 (the "EFFECTIVE DATE"), by and among Windrose Medical Properties Trust, a Maryland REIT ("BUYER") and CPSIEM, LLC, a Delaware limited liability company ("CPSIEM") and CPSIEE, LLC, a Delaware limited liability company ("CPSIEE"). CPSIEM and CPSIEE are referred to herein individually as a "SELLER" and collectively, as the "SELLERS".

                  1.       DEFINITIONS.

         As used herein, the following terms shall have the meanings given:

         "Business Day" means a calendar day on which banks in Las Vegas, Nevada shall be open to transact business.

         "Buyer's Conditions Precedent" shall have the meaning given in Section 8(a).

         "Buyer's Election Notice" shall have the meaning given in Section 4.

         "Cash Purchase Price" shall have the meaning given in Section 3.1.

         "CB" shall mean CB Richard Ellis, Inc.

         "Closing" shall have the meaning given in Section 13.

         "Closing Date" shall have the meaning given in Section 13.

         "Commencement of Due Diligence" shall mean May 2, 2002.

         "Deed" shall have the meaning given in Section 10.

         "Due Diligence Period" shall have the meaning given in Section 5.

         "Effective Date" shall have the meaning set forth in the opening sentence hereof.

         "Equipment" shall mean all machinery and equipment owned by Seller and located on, attached, affixed or incorporated into the Land and Improvements, including, without limitation, all floor coverings, lighting, appliances, telephone wiring and jacks, and other miscellaneous fixtures and equipment located on the Land, owned by Seller and used in the operation of the Improvements.


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         "Environmental Laws" shall mean any federal, state and local laws, ordinances and regulations applicable to a Property with respect to hazardous or toxic substances or industrial hygiene.

         "Escrow" means the escrow opened with Escrow Company for the consummation of the transaction described in this Agreement.

         "Escrow Company" means LandAmerica Title Company, Los Angeles, California.

         "FIRPTA Certificate" shall have the meaning set forth in Section 10.

         "Guarantor" means Sierra Health Services, Inc., a Nevada corporation.

         "Improvements" shall mean the buildings (including all plumbing, electrical, ventilating, heating, cooling, lighting and utility systems, equipment, ducts and pipes owned by Seller and attached to or comprising a part thereof, Equipment, paving and landscaping presently situated on the Land.

         "Intangibles" shall mean Sellers' interest (if any) in and to any certificates of occupancy, permits, books, records, studies, appraisals, plans and specifications, surveys and warranties relating to the Real Properties to the extent assignable.

         "Land at 2300-2316 W. Charleston Blvd." shall mean those certain parcels of land more particularly described on Exhibit A-1 attached hereto and incorporated herein by this reference.

         "Land at 4475 S. Eastern Avenue" shall mean that certain parcel of land more particularly described on Exhibit A-2 attached hereto and incorporated herein by this reference.

         "Land at 888 S. Rancho Drive" shall mean that certain parcel of land more particularly described on Exhibit A-3 attached hereto and incorporated herein by this reference.

         "Land" refers collectively to the foregoing three parcels of land and shall include all of the Sellers right, title and interest, if any, in and to
(1) all easements, rights of way, appurtenances, and other rights and benefits belonging to the parcels of land; and (2) all public or private streets, roads, avenues, alleys or passageways, open or proposed, on or abutting each of the parcels of land.

         "Lease" shall mean any of the following and "Leases" shall mean all of the following: (i) the two Lease Agreements made as of December 28, 2000 by Tenant, as tenant, and CPSIEM, as landlord, covering the Land at 2300-2316 W. Charleston Blvd. and the improvements thereon (ii) the Lease Agreement made as of December 28, 2000 by Tenant, as tenant, and CPSIEE, as landlord, covering the Land at 4475 S. Eastern Avenue and the improvements thereon and (iii) the Lease Agreement made as of December 28, 2000 by Tenant, as tenant, and CPSIEM, as landlord, covering the Land at 888 S. Rancho Drive and the improvements thereon.




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         "Lease Guaranty" or "Lease Guaranties" shall refer to those certain
Lease Guaranties made as of December 28, 2000 by Guarantor, as guarantor in favor of the applicable landlord guaranteeing the performance of Tenant's obligations under the Leases.

         "Material Adverse Condition" refers to an environmental or structural defect set forth in a third party report and affecting a Property the remediation of which would cost over ten percent of the Purchase Price allocated to such Property.

         "Outside Closing Date" shall have the meaning set forth in Section 13.

         "Permitted Exceptions" means those Title Exceptions set forth in the Title Reports or reflected in the Surveys, and any other exceptions or conditions that affect or may affect Seller's title to or use of a Property, that are approved or deemed to be approved by Buyer in accordance with Section 4.

         "Property" shall refer to one, and "Properties" to all, of the Real Properties and the Intangibles pertaining thereto.

         "Purchase Price" shall mean the Cash Purchase Price and the Warrant.

         "Real Property" shall refer to one, and "Real Properties" to all, of the parcels of Land together with the Improvements thereon and the appurtenances pertaining thereto.

         "Released Claims" shall have the meaning given in Section 5(g).

         "Sellers' Conditions Precedent" shall have meaning given in Section
8(b).

         "Seller's Title Notice" shall have meaning given in Section 4.

         "Surveys" shall have the meaning specified in Section 4.

         "Tenant" means Southwest Medical Associates, Inc., a Nevada corporation.

         "Title Company" shall mean Nevada Title Insurance Company.

         "Title Exception" means any lien, deed of trust, security, interest, encumbrance, pledge, assignment, claim, charge, lease (surface, space, mineral, or otherwise), condition, restriction, restrictive covenant, exception, easement (temporary or permanent), right of way, encroachment, overlap, or other outstanding claim, interest, estate, or equity of any nature that affects a Property.

         "Title Policy" shall have the meaning given in Section 8(a).

         "Title Reports" shall have the meaning given in Section 4.

         "Title or Survey Objection" shall have the meaning given in Section 4.



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         "Warrant" shall have the meaning given in Section 3.2.

         "Windrose" shall mean Buyer or if Buyer is not the subject of an initial public offering, then the affiliate of Buyer whose shares are first subject to an initial public offering.

         "Windrose IPO" shall mean the initial public offering of the stock of Windrose.

                  2.       PURCHASE AND SALE.

                  Subject to the terms and conditions of this Agreement, Sellers agree to sell the Properties to Buyer, and Buyer agrees to purchase the Properties from Sellers.

                  3.       THE PURCHASE PRICE AND THE ALPHA AND BETA MONIES.

                           3.1      CASH PURCHASE PRICE.

                           The cash portion of the purchase price for the Properties is $38,650,000 (the "CASH PURCHASE PRICE") allocated as follows: $13,300,000 as to the Property at 2300-2316 W. Charleston Blvd.; $12,250,000 as to the Property at 888 S. Rancho Drive; and $13,100,000 as to the Property at 4475 S. Eastern Avenue. The Cash Purchase Price shall be paid to Sellers by Buyer as follows:

                  (A) Within one Business Day after the Effective Date, Buyer shall deposit $200,000 in Escrow with Escrow Company in immediately available funds (the "ALPHA MONEY"). The Alpha Money shall be allocated equally between the Property at 2300-2316 W. Charleston and the Property at 888 S. Rancho. The Alpha Money and Beta Money (described in
         Section 3.3 below) deposited with Escrow Company shall be held in an interest bearing FDIC insured account in an institution as directed by Buyer and reasonably acceptable to Sellers. If the transaction contemplated by this Agreement is consummated as to one or more Properties, the Alpha and Beta Moneys allocated to such Properties plus all interest accrued thereon shall be paid to (or retained by) Sellers and credited against the Cash Purchase Price.

                  (B) The balance of the Cash Purchase Price shall be paid by Buyer to Escrow Company by wire transfer of immediately available funds at least one Business Day before the Closing Date, net of all prorations or adjustments as provided herein, and the Cash Purchase Price net of all prorations and adjustments as provided herein shall be wire transferred to Sellers (as directed by Sellers) on the Closing Date pursuant to the terms hereof.

                  3.2      THE WARRANT


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                  In addition to the Cash Purchase Price, the consideration for the Properties shall include a warrant (the "WARRANT") to purchase common stock in Windrose. The Warrant shall be issued at Closing to CB Richard Ellis Corporate Partners, LLC, a Delaware limited liability company. The exercise price of the Warrant shall be equal to the price per share of Windrose common stock as offered to the public in the Windrose IPO. The exercise period for the Warrant shall expire two (2) years from the closing of the Windrose IPO. So long as CPSIEE does not exercise its right to terminate as to the Property at 4475 S. Eastern Avenue pursuant to Section 3.3(a) below, the number of shares that are covered by the Warrant shall be equal to the fraction whose numerator is $300,000 and whose denominator is the exercise price of the Warrant. If CPSIEE does exercise its right to terminate as to the Property at 4475 S. Eastern Avenue pursuant to Section 3.3(a) below, the number of shares that are covered by the Warrant shall be equal to the fraction whose numerator is $200,000 and whose denominator is the exercise price of the Warrant. The Warrant shall be in the form attached hereto as Exhibit E.

                  3.3      BETA MONEY AND CPSIEE'S RIGHT TO TERMINATE.

                  (A) CPSIEE shall have the right to contract with an unaffiliated third party for the sale of the Property at 4475 S. Eastern Avenue at any time prior to Closing (but any such contract shall be in the nature of a "back up contract" during such times that this Agreement is in effect as to the Property at 4475 S. Eastern Avenue and CPSIEE's termination right under this section has expired or has been waived). In addition, CPSIEE shall be entitled to terminate this Agreement as to the Property at 4475 S. Eastern Avenue by giving Buyer notice of such termination on or before June 14, 2002. If CPSIEE does not terminate this Agreement as to the Property at 4475 S. Eastern Avenue by giving Buyer notice of such termination on or before June 14, 2002, then such right shall expire. If CPSIEE timely terminates under this section then the Cash Purchase Price shall be reduced by the amount allocated to 4475 S. Eastern under Section 3.1 and the transaction will proceed to Closing as to the remaining Properties. If CPSIEE waives its right to terminate pursuant to this Section 3.3 before June 14, 2002, then within five Business Days of CPSIEE's waiver, Buyer shall deposit $100,000 in Escrow in immediately available funds (the "BETA MONEY") which shall be allocated to the Property at 4475 S. Eastern Avenue for all purposes under this Agreement.

                  (B) If this Agreement is not terminated as to the Property at 4475 S. Eastern by CPSIEE pursuant to Section 3.3(a) above or by Buyer pursuant to Section 5(e) below, then within two Business Days after the expiration of the Due Diligence Period: (i) if Buyer has not already deposited the Beta Money in accordance with Section 3.3(a), Buyer shall pay the Beta Money as follows: $75,000 to CPSIEE as a non-refundable deposit and $25,000 to Escrow as a non-refundable deposit and (ii) if Buyer has deposited the Beta Money pursuant to Section 3.3(a), Escrow Holder shall release $75,000 to CPSIEE as a non-refundable deposit and shall retain the sum of $25,000 as a non-refundable deposit.

                  3.4 DISPOSITION OF THE ALPHA AND BETA MONIES FOLLOWING CERTAIN TERMINATIONS.


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                  (A) If Buyer terminates this Agreement as to one or more
         Properties pursuant to Sections 4(d) or 5(e) below, then (i) the portion of the Alpha and Beta Monies allocated to the terminated Properties (less Sellers' actual out of pocket legal fees not to exceed $15,000 (in total) which shall be paid to Sellers) shall be refunded to Buyer and (ii) unless Sellers exercise their termination rights under
         Section 5(h) below, the parties shall proceed to Closing of the sale of the remaining Properties and 75% of the remaining Alpha and Beta Monies (after the refund to Buyer under the preceding clause) shall be released to Sellers as a non-refundable deposit and the rest of the remaining Alpha and Beta Monies shall be held by the Escrow Holder as a non-refundable deposit.

                  (B) If Buyer terminates this Agreement as to one or more Properties pursuant to Sections 15(a), 15(b), or 16(a) below, then the portion of the Alpha and Beta Monies allocated to the terminated Properties shall be refunded to Buyer and the parties shall proceed to Closing of the sale of the remaining Properties.

                  (C) Buyer may terminate this Agreement as to any Property after expiration of the Due Diligence Period if it learns of a Material Adverse Condition with respect to such Property and prior to Closing gives Sellers notice of termination identifying the applicable Property and the Material Adverse Condition and attaching a copy of the report identifying such Material Adverse Condition. In the event of such termination: (i) Sellers shall retain that portion of the Alpha or Beta Monies allocated to such Property as a nonrefundable fee and such fee shall not be credited towards payment of the Purchase Price and (ii) the parties shall proceed to closing of the sale of the other Properties but the Purchase Price shall be reduced by the amount allocated under Section 3.1 to the Property with the Material Adverse Condition so terminated.

                  (D) For the purposes of this Agreement, the Property at 2300-2316 W. Charleston Blvd. shall be treated as a single Property. Thus, under no circumstances may Buyer terminate this Agreement as to only 2300 W. Charleston or only as to 2316 W. Charleston.


                  4.       TITLE AND SURVEY

                  (A) Sellers, at their expense, have furnished Buyer with a preliminary title report issued by Nevada Title Company for each Real Property (the "TITLE REPORTS"), together with copies of all documents referred to in the Title Reports. Sellers have furnished Buyer with a copy of the most recent ALTA survey (in Seller's possession) of each Real Property (the "SURVEYS").

                  (B) Buyer's obligations under this Agreement are conditioned on Buyer's approval of the Surveys and the status of title to the Real Properties. On or before June 3, 2002 Buyer shall notify Sellers in writing of its disapproval of any Title Exceptions. If Buyer has not notified Sellers in writing of its disapproval of any Title Exceptions within such period, it shall be deemed to have approved them. Any Title Exception to which


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         Buyer makes timely objection hereunder shall be referred to as a "Title or Survey Objection".

                  (C) If Buyer has made a Title or Survey Objection in accordance with Section 4(b), then Sellers shall have nine days after delivery of Buyer's Title or Survey Objection, to give notice to Buyer ("SELLER'S TITLE NOTICE"), stating as to each Title or Survey Objection either (a) that Sellers intends to satisfy, correct or remove the objected to Title Exception or obtain title insurance coverage therefor (or has already cured it) or (b) that Sellers do not intend to remove such Title Exception. If Sellers fail to deliver Seller's Title Notice within the time specified in this section 4(c) or otherwise fails to give timely notice of its intent to cure a Title or Survey Objection, Sellers shall be deemed to have elected not to cure any such Title or Survey Objection.

                  (D) If Sellers elects not to cure a Title or Survey Objection (or are deemed to have so elected), then Buyer shall have two Business Days after (i) delivery of the Seller's Title Notice or (ii) the expiration of the nine day period set forth in Section 4(c) if no Seller's Title Notice is delivered to Buyer, to deliver a written notice to Sellers ("BUYER'S ELECTION NOTICE") of Buyer's election either to (i) waive such Title or Survey Objection and proceed with the purchase of the Properties or (ii) terminate this Agreement as to one or more Properties affected by such Title or Survey Objection. If Buyer fails to deliver Buyer's Election Notice within the time specified in this section 4(d), Buyer shall be deemed to have elected to waive any Title or Survey Objections that Sellers have not agreed to cure. Any Title Exception not objected to by Buyer and any Title Exception waived by Buyer shall be deemed to be a Permitted Exception.

                  5. DUE DILIGENCE INSPECTIONS, CERTAIN COVENANTS, AND CERTAIN TERMINATION RIGHTS.

                  (A) As used in this Agreement, the term "DUE DILIGENCE PERIOD" shall mean the period from the Commencement of Due Diligence until 5:00 p.m. Pacific time on June 14, 2002. During the Due Diligence Period, and upon not less than one Business Day advance notice to Sellers and after providing Sellers with a copy of Buyer's liability insurance policy (with limits of at least $1 million per occurrence issued by a company reasonably acceptable to Sellers) covering accidents caused by Buyer during its investigation of the Property, Buyer, its agents and representatives shall be entitled to enter onto the Real Properties at all times accompanied by Sellers' agent and during reasonable business hours (subject to the rights of tenants in possession) to perform inspections and tests of the Real Properties including, without limitation, the structural and mechanical systems within any Improvements, and an inspection of the environmental condition thereof. In no event shall (i) such inspections or tests disrupt or disturb the on-going operation of the Properties or the rights of the tenants at the Properties, or (ii) Buyer or its agents or representatives drill or bore on or through the surface of the Properties without Sellers' prior written consent, which consent may be given or withheld in Sellers' sole and absolute discretion. Within ten days after making such tests and inspections, Buyer shall promptly restore the Property to its condition prior to such tests and inspections (which obligation shall survive the Closing or any



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         termination of this Agreement). At Sellers' request, Buyer agrees to promptly deliver to Sellers copies of all reports, studies and results of tests and investigations obtained or conducted by Buyer or its agents or representatives with respect to the Properties.

                  (B) Buyer agrees to keep the Properties free from all liens resulting from any such investigations (and including any investigations conducted by Buyer or its agents or representatives prior to the Effective Date) and to indemnify, defend, and hold harmless Sellers and Tenant and all of their respective officers, directors, shareholders, beneficiaries, members, partners, agents, employees, lenders and attorneys, and their respective successors and assigns, from and against all claims, actions, losses, damages, and expenses incurred, suffered by, or claimed against them by reason of the exercise by Buyer or its agents, employees or contractors of its rights under this Section 5 (and by reason of any investigations conducted by such parties prior to the Effective Date), except, with respect to each indemnified party, to the extent that any such claims, actions, losses, damages, and expenses is the result of the gross negligence or willful misconduct of such indemnified party. This indemnity shall survive the Closing or any termination of this Agreement.

                  (C) Buyer acknowledges receipt of the documents set forth on Exhibit B. Buyer acknowledges and agrees that Sellers delivered such documents to Buyer in order to accommodate and facilitate Buyer's investigations relating to the Properties, and that, except as expressly set forth herein, Sellers make no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in the materials delivered to Buyer, except that Seller warrants that the Leases and Lease Guaranties delivered to Buyer are true and correct copies of the originals.

                  (D) During the Due Diligence Period and with reasonable advance notice to Sellers, Buyer and its agents and representatives shall be entitled to inspect, during Sellers' regular business hours at Sellers' offices, any other material documents, if any, relating to the Properties (provided, however, that, except as expressly set forth herein, Sellers make no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in such documents), excluding, however, Sellers' internal appraisals and economic evaluations of the Properties and reports regarding the Properties prepared solely for internal use or for the information of the investors in Sellers.

                  (E) Buyer may at any time during the Due Diligence Period terminate this Agreement as to any of the Properties in its sole and absolute discretion, by sending to Sellers and Escrow Company written notice indicating Buyer's election to terminate and identifying the Property or Properties to which the election applies. Buyer's failure to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the provisions of this Section 5 shall be deemed approval of the Properties and all matters relating thereto, including without limitation, the matters covered by Buyer's investigations and inspections thereof, and the only remaining contingencies to Buyer's obligation to consummate the transaction contemplated herein shall be Buyer's Conditions Precedent as set forth in Section 8(a) below. If Buyer does



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         not timely terminate this Agreement as to all of the Properties pursuant to this Section 5(e), then unless Sellers exercise their termination rights under Section 5(h) below, after expiration of the Due Diligence Period, 75% of the remaining Alpha and Beta Monies (after any refund to Buyer pursuant to Section 3.4(a)) shall be released to Sellers as a non-refundable deposit and 25% of the remaining Alpha and Beta Monies shall be held by the Escrow Holder as a non-refundable deposit.

                  (F) Notwithstanding anything to the contrary contained in this Agreement, prior to the Closing, Buyer agrees not to communicate or negotiate with Tenant without Sellers' prior written consent which consent shall not be unreasonably withheld or delayed.

                  (G) Buyer or anyone claiming by, through or under Buyer, hereby, except as otherwise expressly provided for in this Agreement, fully and irrevocably releases Sellers and Sellers' officers, directors, members, agents, employees and attorneys, and their respective successors and assigns, from any and all claims that it may now have or hereafter acquire against Sellers and their officers, directors, members, agents, employees and attorneys, and their respective successors and assigns, for any action, claim, damage, expense, fine, judgment, lien, loss, or penalty, arising from or related to the Properties, or the ownership, operation, leasing or management thereof, any construction defects, errors or omissions on or in the Properties, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Properties, or any law or regulation applicable thereto (including, without limitation, Environmental Laws), except for claims against Sellers based upon any obligations and liabilities of Sellers to the extent such obligations and liabilities are expressly provided for in this Agreement (collectively, "RELEASED Claims"). Buyer further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. As a material covenant and condition of this Agreement, Buyer agrees that in the event of any such Released Claim affecting the Properties, Buyer shall not look to Sellers for any redress or relief, except for claims against Sellers based upon any obligations and liabilities of Sellers to the extent such obligations and liabilities are expressly provided for in this Agreement.

         The foregoing waivers and releases by Buyer shall survive the Closing. From time to time, at the request of either Seller or its officers, directors, members, partners, agents, employees and attorneys, and their respective successors and assigns, Buyer shall execute such further instruments as are reasonably required by such parties confirming the waivers set forth above.

                  (H) Notwithstanding anything to the contrary herein, if Buyer exercises its right to terminate this Agreement as to some but not all of the Properties pursuant to Section 5(e) above, then Sellers may terminate this Agreement as to the remaining Properties by giving Buyer notice of termination within five Business Days of Buyer's termination and by returning to Buyer all of the Alpha and Beta Monies less Sellers'

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         actual out of pocket legal fees not to exceed $15,000 (in total) which shall be paid to or retained by Sellers.

                  6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.

                  (A) Each Seller represents and warrants to Buyer that the following matters are true and correct as to such Seller and such Seller's Properties as of the Effective Date and as of the Closing:

                           (I) Seller is a limited liability company, duly
                  organized, validly existing and in good standing under the laws of the State of Delaware.

                           (II) This Agreement is, and all the documents
                  executed by Seller which are to be delivered to Buyer at the Closing will be, duly authorized, executed, and delivered by Seller, and is and will be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).

                           (III) Except as set forth in the materials delivered
                  or made available to Buyer (whether or not the same are reviewed by Buyer) pursuant to Section 5 above or as otherwise disclosed in writing to Buyer prior to the end of the Due Diligence Period, to Seller's actual knowledge, there are no pending legal proceedings or administrative actions of any kind or character materially and adversely affecting the Properties.

                           (IV) Except as set forth in the materials delivered
                  or made available to Buyer (whether or not the same are reviewed by Buyer) pursuant to Section 5 above or as otherwise disclosed in writing to Buyer prior to the end of the Due Diligence Period, to Seller's actual knowledge, and except as set forth in the tenant estoppel certificate delivered to Buyer pursuant to Section 8(a) below, (i) each Lease and each Lease Guaranty are in full force and effect, (ii) no concessions, abatements or adjustments have been granted to Tenant except as specified in the applicable Leases and (iii) there is no current default in the performance of the obligations of any party under any of the applicable Leases or Lease Guaranties.

                           (V) Seller is not a party to any property management
                  or leasing commission agreements with respect to the Properties.

                           (VI) Seller has not entered into any mortgages or
                  consensual liens encumbering the Properties, except for the indebtedness ("Existing Indebtedness") secured by the mortgages shown on the Title Reports. At Closing, Seller shall cause the Properties to be released from any liens, claims or encumbrances of any nature related to such indebtedness (or shall cause the



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                  applicable lender to have delivered to Escrow Holder a payoff letter promising to so release such indebtedness promptly following the Closing).

                           (VII) Seller has not collected any prepaid rent (more
                  than one month in advance) under the Leases with respect to any of the Properties.

As used in this Agreement, the phrase "to Seller's actual knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Scott Tracy and Howard Sands (and each Seller represents that Scott Tracy and Howard Sands are the individuals with primary responsibility for the sale and the management of Sellers' interest in the Properties). Buyer acknowledges that the primary obligation for physical management of the Real Properties resides with Tenant. Notwithstanding any other provision in this Agreement, neither Mr. Sands nor Mr. Tracy shall have any personal liability in connection with, or arising out of, any representation made by the Sellers in this Agreement or any failure to disclose by Sellers.


Any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, on or before the date which is six months after the date of the Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect. No Seller shall have any liability with respect to any of the foregoing representations and warranties if, prior to the Closing, Buyer discovers or learns of information (from whatever source, including, without limitation, the tenant estoppel certificates delivered pursuant to Section 8(a) below, as a result of Buyer's due diligence tests, investigations and inspections of the Properties, or written disclosure by a Seller or its agents and employees) that contradicts any of the foregoing representations and warranties, or renders any of the foregoing representations and warranties untrue or incorrect, and Buyer nevertheless consummates the transaction contemplated by this Agreement.

                  (B) Sellers covenant with Buyer that after the Effective Date and until either this Agreement has been terminated (as to the applicable Property) or there has been a default under this Agreement by Buyer or the Closing occurs, Sellers shall not enter into any new lease, service or management agreements, or other similar agreements, or amend, modify or extend any Lease or any service or management agreements, or other similar agreements without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed).

                  7.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

                  (A) Buyer represents and warrants to Sellers that the following matters are true and correct as of the Effective Date and will also be true and correct as of the Closing:

                           (I) Buyer is a Maryland REIT, duly organized, validly
                  existing and in good standing under the laws of the State of Maryland.

                           (II) This Agreement is, and all the documents
                  executed by Buyer which are to be delivered to Sellers at the Closing will be, duly authorized, executed, and delivered by Buyer, and is and will be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).

                           (III) That (A) prior to the Closing, Buyer will have
                  had the opportunity to investigate all physical and economic aspects of the Properties and to make all inspections and investigations of the Properties which Buyer deems necessary or desirable to protect its interests in acquiring the Properties, including, without limitation, review of the Leases (and the rights of the Tenant thereunder), building permits, financial statements, certificates of occupancy, environmental audits and assessments, toxic reports, surveys, investigation of land use and development rights, development restrictions and conditions that are or may be imposed by governmental agencies, agreements with associations affecting or concerning the Properties, the condition of title, soils and geological reports, engineering and structural tests, insurance contracts, contracts for work in progress, marketing studies, governmental agreements and approvals, architectural plans and site plans, and (B) except as otherwise expressly set forth in this Agreement, neither Seller, nor anyone acting for or on behalf of either Seller, has made any representation, warranty, promise or statement, express or implied, to Buyer, or to anyone acting for or on behalf of Buyer, concerning the Properties or the condition, use or development thereof. Buyer further represents and warrants that, in entering into this Agreement, Buyer has not relied on any representation, warranty, promise or statement, express or implied, of either Seller, or anyone acting for or on behalf of either Seller, other than as expressly set forth in this Agreement, and that all matters concerning the Properties have been or shall be independently verified by Buyer prior to the Closing, and that Buyer shall purchase the Properties on Buyer's own prior investigation and examination (or Buyer's election not to do so); AND THAT, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLERS, BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PROPERTIES ARE BEING SOLD "AS IS" WITH ALL FAULTS AND IN "AS IS" PHYSICAL CONDITION AND IN "AS IS" STATE OF REPAIR, WITH ALL FAULTS). Except as may be set forth in this Agreement, Buyer waives and releases Sellers from, and each Seller disclaims, all warranties of any type or kind whatsoever with respect to the Properties, whether express or implied, including, by way of description but not limitation, those of fitness for a particular purpose and use. Notwithstanding anything to the contrary herein, Buyer and Sellers acknowledge that any written disclosures made by either Seller prior to the Closing shall constitute notice to Buyer of the matter disclosed, and Sellers shall have no further liability thereafter if Buyer thereafter consummates the transaction contemplated hereby.

                  (B) If the transaction contemplated by this Agreement is not consummated for any reason with respect to one or more Properties, within three Business Days after termination of this Agreement as to a Property, Buyer shall return to Sellers, and instruct any recipients of such information or materials to return to Sellers, all copies and originals of information and materials related to such Property previously provided or made available for inspection by Sellers to Buyer. The provisions of this Section 7 shall survive any termination of this Agreement and the Closing.

                  (C) Buyer shall keep Sellers apprised of its progress and filings with respect to the Windrose IPO to the extent permitted under applicable SEC and state rules and regulations, and Sellers agree to keep such information confidential until the information has been released to the public and shall maintain such information in accordance with the applicable SEC and state rules and regulations.

                  8.       CONDITIONS PRECEDENT TO THE CLOSING.

                  (A) The following shall be conditions precedent to Buyer's obligation to consummate the transaction contemplated by this Agreement (the "BUYER'S CONDITIONS PRECEDENT"):

                           (i) Buyer shall not have terminated this Agreement in
                  accordance with Section 3.4(c), Section 4(d), Section 5(e),
                  Section 15(a) or Section 15(b) (and Sellers shall not have terminated this Agreement in accordance with Section 3.3(a) or
                  Section 5(h)) of this Agreement within the time periods described in such Sections as to the Properties to be sold.

                           (ii) The Title Company shall be ready, willing and
                  able to issue as of the Closing Date, an ALTA standard coverage owners policy of title insurance ("TITLE POLICY") for each Real Property to be sold insuring fee ownership of such Real Property in the name of Buyer or its assignee in the amount of the Purchase Price allocated to such Real Property, subject only to the Permitted Exceptions and other items that have been approved by Buyer pursuant hereto.

                           (iii) Buyer shall have received an executed estoppel
                  certificate from Tenant as to each Lease substantially in the form attached as Exhibit C-1. Buyer shall also have received an executed estoppel certificate from Guarantor, dated no earlier than thirty days before the Closing Date, in the form attached as Exhibit C-2 without any substantive changes made thereto by Guarantor (other than changes, if any, approved by Buyer).

                           (iv) There shall be no material breach of any of
                  Sellers' representations, warranties or covenants set forth in
                  Section 6, as of the Closing.

                           (v) Sellers shall have delivered (or caused to be
                  delivered) to the Escrow Company the items described in
                  Section 10, including any releases of, or payoff letters relating to, the Existing Indebtedness required by the Title Company in order to issue the Title Policy.

         The conditions set forth in this Section 8(a) are solely for the benefit of Buyer and may be waived only by Buyer in writing. Buyer shall, at all times prior to the termination of this Agreement, have the right to waive in writing any of these conditions.

                  (B) The following shall be conditions precedent to Sellers' obligation to consummate the transaction contemplated by this Agreement (the "SELLERS' CONDITIONS PRECEDENT"):

                           (i) Buyer shall not have terminated this Agreement in
                  accordance with Section 3.4(c), Section 4(d), Section 5(e),
                  Section 15(a) or Section 15(b) (and Sellers shall not have terminated this Agreement in accordance with Section 3.3(a) or
                  Section 5(h)) of this Agreement within the time periods described in such Sections as to the Properties to be sold.

                           (ii) Buyer shall have delivered to Escrow Company,
                  prior to the Closing, for disbursement as directed hereunder, all cash or other immediately available funds due from Buyer in accordance with this Agreement.

                           (iii) There shall be no material breach of any of
                  Buyer's representations, warranties or covenants set forth in
                  Section 5 and Section 7, as of the Closing.

                           (iv) Buyer shall have delivered to Escrow Company the
                  items described in Section 11.

                           The conditions set forth in this Section 8(b) are
                  solely for the benefit of Sellers and may be waived only by Sellers in writing. Sellers shall, at all times prior to the termination of this Agreement, have the right to waive in writing any of these conditions.

                  9.       OPENING OF ESCROW

         Escrow has been opened with Escrow Company. Buyer and Sellers shall, within one Business Day after the final execution of this Agreement by all parties, deliver a fully executed copy of this Agreement to Escrow Company. The Escrow Company is authorized and instructed to act in accordance with this Agreement, which shall constitute escrow instructions for this transaction. If the Escrow Company requires any additional instructions, Buyer and Sellers shall execute and deliver to Escrow Company any such additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transaction contemplated hereby, provided that they are not inconsistent with the terms of this Agreement.

                  10.      SELLERS' CLOSING DELIVERIES.

                  Except for the original copy of the Leases and Lease Guaranties which shall be delivered to Buyer within five Business Days following the Closing, at least one Business Day before the Closing, Sellers shall deliver or cause to be delivered to Escrow Company the following:

                  (A) A Grant, Bargain, Sale Deed ("DEED") for each Real Property duly executed and acknowledged in recordable form by the applicable Seller, conveying such Real Property to Buyer.

                  (B) An affidavit duly executed by each Seller certifying that it is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code (the "FIRPTA CERTIFICATE").

                  (C) An Assignment and Assumption of Lease and Lease Guaranty for each Real Property in the form attached as Exhibit D, duly executed by the applicable Seller.

                  (D) Such proof of each Seller's authority and authorization to enter into this Agreement and consummate the transactions contemplated hereby as may be reasonably required by the Title Company or Buyer.

                  (E) The Warrant duly executed by CB Richard Ellis Corporate Partners, LLC as the registered holder thereof.

                  (F) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.


                  11.      BUYER'S CLOSING DELIVERIES.

                  At least one Business Day prior to the Closing Date, Buyer shall deliver to Escrow Company:

                  (A) The balance of the Cash Purchase Price, together with such other sums as Escrow Company shall require to pay Buyer's share of the Closing costs, prorations, reimbursements and adjustments as set forth in Sections 12 and 13 herein, in immediately available funds.

                  (B) Such proof of Buyer's authority and authorization to enter into this Agreement and consummate the transactions contemplated hereby as may be reasonably required by the Title Company or Sellers.

                  (C) An Assignment and Assumption of Lease and Lease Guaranty for each Real Property in the form attached as Exhibit D, duly executed by Buyer.

                  (D) The Warrant duly executed by Windrose.

                  (E) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

                  12.      PRORATIONS, ADJUSTMENTS AND SETTLEMENT STATEMENT.

                  (A) Basic Rent under each Lease shall be prorated and adjusted between Buyer and the applicable Seller as of the Closing Date. All Basic Rent that is due and payable for the period prior to the Closing Date will be for the account of Seller and all Basic Rent that is due and payable for the period on and after the Closing Date will be for the account of Buyer. The provisions of this Section 12 shall survive the Closing. For purposes of calculating prorations, Buyer shall be deemed to be in title to a Property, and, therefore, entitled to the income therefrom for the entire day upon which the Closing occurs. Such proration shall be made on the basis of the actual number of days of the monthly rental period (to which a prepayment of rent applies) which shall have elapsed as of the Closing Date and based upon the actual number of days remaining in such monthly rental period following the Closing Date. There shall be no adjustments at Closing with respect to any expenses payable by Tenant under the Leases.

                  (B) Prior to Closing, Escrow Holder shall prepare a settlement statement for each party (to be signed by such party) in customary form, setting forth the prorations and other credits and debits to the Purchase Price set forth herein.

                  13.      CLOSING.

                  (A) (i) Escrow shall close (the "CLOSING") after all Buyer's and Sellers' Conditions Precedent have been satisfied or waived on a date ("CLOSING DATE") mutually agreed to by the parties, but in no event later than the Outside Closing Date. The term "OUTSIDE CLOSING DATE" shall mean the earlier of (a) August 2, 2002 and (b) the tenth day following the funding of the Windrose IPO; provided, however, if the Windrose IPO is proceeding, but not funded by July 31, 2002, Buyer may extend the Outside Closing Date for an additional period not to exceed August 30, 2002 upon the release to Sellers of the remaining Alpha and Beta Monies as a nonrefundable deposit. The Closing shall take place in the offices of the Escrow Company or such other place as is mutually acceptable to Buyer and Sellers, although Buyer and Sellers need not be physically present at the Closing. If this transaction does not Close by the Outside Closing Date (as may be extended) and the transaction has not been previously terminated, then either party (not then in default) may elect to terminate this Agreement in which case any of the remaining Alpha or Beta Monies not previously released to Sellers as a nonrefundable fee shall be returned to Buyer (except that Sellers shall retain a sufficient sum (not to exceed $15,000) to cover its out of pocket legal fees), and neither party shall have any obligations to the other except on account of any breach of this Agreement or except as expressly provided hereunder.

                           (ii) If the Windrose IPO is not closed within three Business Days before the Outside Closing Date (as may be extended pursuant to Section 13 (a) (i)), Buyer may terminate this Agreement by giving Sellers notice of its election to terminate based on the failure of the Windrose IPO to timely close at least three Business Days before the Outside Closing Date. However, if Buyer makes such election, Sellers shall retain all of the Alpha and Beta Monies as a nonrefundable fee.

                  (B) Sellers shall pay the cost of the Title Policy, any costs associated with reconveying the existing deeds of trust and releasing the Properties from the Existing Indebtedness, and 1/2 of the Escrow Company's fee. Buyer shall pay the premium for any additional coverage or endorsements to the Title Policy not set forth in Section 8(a)(ii) above, all transfer taxes, any additional due diligence reports requested by Buyer, all expenses related to its financing, all recording fees, and 1/2 of the Escrow Company fee. Each party shall bear the expense of its own counsel.

                  (C)      At the Closing, Escrow Company shall promptly:

                           (I) Disburse all funds deposited with Escrow Company by Buyer as follows:

                                    (A) Apply all applicable deductions and
                           credits to the account of the applicable Seller in accordance with this Agreement.

                                    (B) Disburse to the applicable lender (and
                           deduct from the account of Seller) the amount necessary to release the Existing Indebtedness.

..
                                    (C) Disburse the expenses payable by Buyer
                           and Sellers pursuant to this Agreement to the parties entitled thereto.

                                    (D) Disburse to Sellers the amount due to
                           Sellers in accordance with the terms hereof.

                                    (E) Disburse the remaining balance of the
                           funds, if any, to Buyer.

                           (II) Following disbursement, as to each Real
                  Property, record first such documents as are necessary to reconvey the existing deeds of trust and release the Properties from the Existing Indebtedness and then the Deed in the official records of the county in which the Real Property is located. Escrow Company shall obtain conformed copies thereof for distribution to Buyer and Sellers.

                           (III) Direct the Title Company to issue each Title
                  Policy to Buyer.

                           (IV) Deliver to Buyer the FIRPTA Certificates, each
                  Assignment and Assumption of Lease and Lease Guaranty executed by the applicable Seller, a copy of the fully executed Warrant, and the entity authorizing resolution of Sellers. The Deeds shall be delivered to Buyer after recordation.

                           (V) Deliver to Sellers the Warrant, each Assignment
                  and Assumption of Lease and Lease Guaranty executed by Buyer and the entity authorizing resolution of Buyer. The reconveyances of the deeds of trust shall be delivered to Sellers after recordation.

                  14.      INDEMNITY.

                  (A) Each Seller hereby agrees to indemnify and defend Buyer and its agents, shareholders and members and hold them harmless from any and all claims, damages, proceedings, loss or expense asserted against or incurred by them incident to, resulting from, or in any way arising out of (i) any and all liabilities of Sellers, of any nature, arising out of Sellers' ownership of the Properties prior to the Closing or (ii) breach of any of the representations, warranties or covenants of Sellers set forth in Section 6 above (iii) any tort claim or breach of contract claim or other claim by any third party for money due and owing in connection with the ownership of the Properties to the extent that such claim arises from acts or omissions of any person or entity (other than Buyer) which occurred on or before the Closing.

                  (B) Buyer hereby agrees to indemnify and defend Sellers and its agents, member, and managers and hold them harmless from any and all claims, damages, proceedings, loss or expense asserted against or incurred by them incident to, resulting from, or in any way arising out of (i) any and all liabilities of Buyer, of any nature, arising out of Buyer's ownership of the Properties from and after the Closing, (ii) breach of any of the representations, warranties or covenants of Buyer set forth in Section 7 above, or (iii) any tort claim or breach of contract claim or other claim by any third party for money due and owing in connection with the ownership of the Properties to the extent that such claim arises from acts or omissions of any person or entity (other than Sellers) which occurred on or after the Closing.

                  (C) The right to indemnification under this Agreement shall not arise to the extent that the party seeking indemnification actually receives insurance proceeds or other cash payments directly attributable to the liability in question (net of the cost of collection, including reasonable attorney's fees).

                  (D) The provisions of this Section 14 shall survive the Closing.

                  15.      RISK OF LOSS.

                  (A) If prior to the Closing, the Improvements as to a Real Property, or any part thereof, are materially damaged (as set forth in Section 15(d)), Buyer shall have the right, exercisable by giving written notice to Sellers within five days after receiving written notice of such damage or destruction (but in any event prior to the Closing), either (i) to terminate this Agreement as to the applicable Property, in which case the parties shall proceed to Closing as to the remaining Properties and the Purchase Price shall be reduced by the amount allocated to the applicable Property in Section 3.1 or (ii) to consummate the transaction contemplated by this Agreement (accepting the applicable Property in its then condition) without any reduction in the Purchase Price. A failure by Buyer to notify Sellers in writing within such five-day period shall be deemed an election to proceed under clause (ii) above. If Buyer elects (or is deemed to elect) to proceed under clause (ii) above, Sellers shall not compromise, settle or adjust any claims to insurance proceeds payable by reason of such damage without Buyer's prior written consent, which shall not be unreasonably withheld or delayed, and the applicable Seller shall assign its rights to such proceeds to Buyer.

                  (B) If prior to the Closing, all or any material portion (as set forth in Section 15(d)) of a Property is subject to a taking by public authority, Buyer shall have the right, exercisable by giving written notice to Sellers within five days after receiving written notice of such taking (but in any event prior to the Closing), either
         (i) to terminate this Agreement as to the applicable Property, in which case the parties shall proceed to Closing as to the remaining Properties and the Purchase Price shall be reduced by the amount allocated to the applicable Property in Section 3.1 or (ii) to consummate the transaction contemplated by this Agreement (accepting the applicable Property in its then condition) without any reduction in the Purchase Price. A failure by Buyer to notify Sellers in writing within such five-day period shall be deemed an election to proceed under clause (ii) above. If Buyer elects (or is deemed to elect) to proceed under clause (ii) above, Sellers shall not compromise, settle or adjust any claims to the condemnation award payable by reason of such taking without Buyer's prior written consent, and the applicable Seller shall assign its rights to any such condemnation award to Buyer. As used in this Section 15, "TAKING" shall mean any transfer of a Property or any portion thereof to a governmental entity or other party with appropriate authority, by exercise of the power of eminent domain.

                  (C) If prior to the Closing, any non-material portion of a Property is damaged or subject to a taking, Buyer shall consummate the transaction contemplated by this Agreement (accepting the Property in its then condition) without any reduction in the Purchase Price. If any such non-material damage or taking occurs, Sellers shall not compromise, settle or adjust any claims to insurance proceeds or a condemnation award, as the case may be, without Buyer's prior written consent which shall not be unreasonably withheld or delayed and the applicable Seller shall assign its rights to such proceeds or such award to Buyer.

                  (D) For the purpose of this Section 15, damage to a Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if (i) such damage or taking gives the Tenant under the applicable Lease the right to terminate such Lease and/or receive an abatement of rent or (ii) the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect to such taking shall exceed ten percent of the Purchase Price allocated to the applicable Property.

                  (E) Sellers agree to give Buyer notice of any taking, damage or destruction of a Property promptly after either Seller obtains knowledge thereof.

                  16.      DEFAULT.

                  (A) If the transaction contemplated by this Agreement fails to close as a result of a Seller's default in its obligations under this Agreement, Buyer shall have (i) the right to specific performance (subject to the requirements of Nevada law) or (ii) the right to terminate the Agreement as to the affected Properties in which case the Alpha and Beta Moneys allocated to the terminated Properties shall be returned to Buyer and neither party shall have any further obligations to the other with respect to such Properties, except any obligations hereunder that expressly survive termination. Buyer shall not have the right to sue for damages if the transaction contemplated hereunder does not close.

                  (B) If the transaction contemplated by this Agreement fails to close as a result of a Buyer's default in its obligations under this Agreement, Sellers shall have all remedies at law or in equity (including specific performance, if available); provided, however, that in an action for damages, Sellers shall be limited to recovery of the sum of $400,000 in addition to any nonrefundable fee retained by Sellers hereunder. Sellers shall not be entitled to recover any punitive damages from Buyer.

                  (C) Notwithstanding anything to the contrary contained in this Agreement, Sellers' maximum monetary liability under this Agreement (exclusive of Buyer's right to specific performance) and any documents executed by either Seller pursuant hereto or in connection herewith shall not exceed the greater of (a) any Alpha or Beta Monies to which Buyer is entitled or (b) $100,000.

                  (D) Any action, suit or proceeding brought by Buyer against Sellers under this Agreement and any documents executed by either Seller pursuant hereto or in connection herewith shall be commenced and served, if at all, on or before the date which is six months after the date of the Closing and, if not commenced and served on or before such date, thereafter shall be void and of no force or effect.

                  (E) The provisions of this Section 16 shall survive the Closing.

                  17.      BROKER'S COMMISSION.

                  Buyer and the Sellers each represents and warrants that it has not dealt with any real estate broker, sales person or finder in connection with this transaction other than CB. Buyer acknowledges that it has employed Commercial Industrial Real Estate Associates, Inc. ("CIREA") and it has been involved in introducing Buyer to the Sierra properties. Buyer acknowledges and agrees it is responsible for the payment of any fees due CIREA. In the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify, defend and hold harmless the other party from and against any such claim based upon any actual or alleged statement, representation or agreement of the indemnifying party. If the Closing occurs as provided in this Agreement, Sellers shall pay a commission to CB pursuant to a separate agreement between Sellers and CB. Seller acknowledges and agrees that it is not obligated to pay any fee to CIREA. The provisions of this Section 17 shall survive the Closing.

                  18.      MISCELLANEOUS.

                  (A) Each individual and entity executing this Agreement represents and warrants that he, she or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he, she or it is executing this Agreement to the terms hereof.

                  (B) This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                  (C) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                  (D) Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

                  (E) Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and hand delivered or sent by (i) certified or registered United States mail, postage prepaid, return receipt requested, or (ii) expedited prepaid delivery service, either overnight delivery service of a nationally recognized courier, commercial or United States Postal Service, with proof of attempted delivery, or (iii) sent by facsimile transmission, if a fax number is designated below, provided a copy is also sent by first-class mail, addressed as follows:

               If to Buyer:                       Windrose Medical Properties Trust
                                                  c/o Med Properties Management Group, L.L.C.
                                                  101 Executive Center Drive, Suite 250
                                                  Brentwood, TN 37027
                                                  Attn: O.B. McCoin
                                                  Chief Manager
                                                  Telephone: (615) 377-6388
                                                  Fax: (615) 371-0246

               With a copy to:                    Bone Law, P.L.L.P.
                                                  Attn: Daniel R. Loftus, Esq.
                                                  2525 West End Avenue, Suite 400
                                                  Nashville, TN 37203-1423
                                                  Telephone: (615) 986-2681
                                                  Fax: (615) 986-7869

               If to Sellers:                     CPSIEM, LLC and CPSIEE, LLC
                                                  c/o CB Richard Ellis Corporate Partners, LLC
                                                  865 South Figueroa Street
                                                  Suite 3500
                                                  Los Angeles, California 90017-2543
                                                  Attention: Howard Sands
                                                  Telephone: (213) 683-4200
                                                  Fax: (213) 683-4336

               With a copy to:                    Gorman & Miller
                                                  201 Santa Monica Blvd., Suite 300
                                                  Santa Monica, CA 90401
                                                  Attention: Ken Miller
                                                  Telephone: (310) 394-4747
                                                  Fax: (310) 917-1205

               If to Escrow Company:              LandAmerica Title Company
                                                  888 West Sixth Street
                                                  Los Angeles, CA 90017
                                                  Attn: Don Hallman
                                                  Telephone: (213) 627-7070 ext. 106
                                                  Facsimile: (213) 627-8722


               If to Title Company:               Nevada Title Company
                                                  3320 West Sahara, Suite 200
                                                  Las Vegas, Nevada 89102
                                                  Attention: Mr. Frank Brader
                                                  Telephone: (702) 251-5281
                                                  Fax: (702) 966-5848

         Such address may be changed by any party in a written notice to the other parties hereto in the manner provided for above. A notice shall be deemed to have been delivered: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile transmission, upon receipt during customary business hours on a Business Day as evidenced by confirmation, or if received after customary business hours, then on the next Business Day. A party receiving a notice that does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

                  (F) The parties agree to execute such instructions to Escrow Company and Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

                  (G) The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

                  (H) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

                  (I) The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

                  (J) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

                  (K) If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred in connection with the prosecution or defense of such action.

                  (L) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Neither this Agreement nor any of the rights or obligations of Sellers or Buyer hereunder shall be transferred or assigned by Sellers or Buyer without the prior written consent of the non-assigning party, except that Buyer may (i) assign this Agreement to a single purpose entity controlled by Buyer or to an operating partnership of which it is the general partner; and (ii) assign its rights, but not obligations, in this Agreement to a qualified intermediary, in order that the transaction contemplated by this Agreement be part of a like kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended.

                  (M) Exhibits A through E, inclusive, attached hereto are incorporated herein by reference.

                  (N) Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Buyer with respect to the Properties to be conveyed as contemplated hereby.

                  (O) This Agreement shall not be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

                  (P) Intentionally omitted.

                  (Q) Sellers and Buyer agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the Escrow; and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement.

                  (R) If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, then the date of such action shall be deemed to be extended to the next Business Day.

                  (S) The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

                            [SIGNATURES ON NEXT PAGE]

                  SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT
     (2300-2316 W. CHARLESTON BLVD., 4475 S. EASTERN AVE., AND 888 S. RANCHO
                           DRIVE, LAS VEGAS, NEVADA)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

                  SELLERS:          CPSIEM, LLC,
                                    a Delaware limited liability company


                                    By:         /s/ Howard Sands
                                       ---------------------------------
                                             Howard Sands, Manager

                                    CPSIEE, LLC,
                                    a Delaware limited liability company


                                    By:         /s/ Howard Sands
                                       ---------------------------------
                                             Howard Sands, Manager

                  BUYER:            WINDROSE MEDICAL PROPERTIES TRUST,
                                    a Maryland REIT

                                    By:         /s/ O.B. McCoin
                                       ---------------------------------
                                     O.B. McCoin, Executive Vice President

                                   EXHIBIT A-1

                                LEGAL DESCRIPTION

                      (2300-2316 WEST CHARLESTON BOULEVARD)

2300 W. CHARLESTON BLVD, LAS VEGAS, CLARK COUNTY, NEVADA

That portion of the west half of the southeast quarter of the southeast quarter of section 32, township 20 south, range 61 east, M.D.B.& M., described as follows:

Commencing at the southwest corner of the southeast quarter of the southeast quarter of said section 32; thence north 00(degree)07'35" east a distance of
50.00 feet to a point on the northerly right-of-way line of Charleston Boulevard (100.00 feet wide); thence along said northerly right-of-way line south 89(degree)39'20" east a distance of 336.61 feet to the point of beginning; thence north 00(degree)25'19" east a distance of 280.03 feet; thence south 89(degree)39'20" east a distance of 107.10 feet to a point on the westerly right-of-way line of Rancho Drive (width varies); thence along said westerly right-of-way line south 00(degree)12'58" west a distance of 254.94 feet to the beginning of a 25.00 foot radius curve, concave northwesterly having a central angle of 90(degree)07'42"; thence southwesterly along said curve 39.33 feet to a point on said northerly right-of-way line of Charleston Boulevard; thence along said northerly right-of-way line north 89(degree)39'20" west, a distance of
78.92 feet to the point of beginning.

2316 W. CHARLESTON BLVD, LAS VEGAS, CLARK COUNTY, NEVADA.

That portion of the west half of the southeast quarter of the southeast quarter of section 32, township 20 south, range 61 east, M.D.B.& M., described as follows:

Commencing at the southwest corner of the southeast quarter of the southeast quarter of said section 32; thence north 00(degree)07'35" east a distance of
50.00 feet to a point on the northerly right-of-way line of Charleston Boulevard (100.00 feet wide); thence along said northerly right-of-way line south 89(degree)39'20" east a distance of 112.20 feet to the point of beginning; thence north 00(degree)07'35" east a distance of 280.00 feet; thence south 89(degree)39'20" east a distance of 221.73 feet; thence south 00(degree)25'19" east a distance of 280.03 feet to a point on said northerly right-of-way line of Charleston Boulevard; thence along said northerly right-of-way line north 89(degree)39'20" west, a distance of 224.41 feet to the point of beginning.

                                   EXHIBIT A-2

                                LEGAL DESCRIPTION

            (4475 S. EASTERN AVENUE LAS VEGAS, CLARK COUNTY, NEVADA)

Government lot sixty-four (64) lying within the southeast quarter of the northeast quarter of section 23, township 21 south, range 61 east, M.D.B.& M:

Excepting the east 50 feet of said land as conveyed to the County of Clark for street and road purposes by that grant deed recorded September 18, 1956 in Book 172 as document no. 140648 of official records.

Further excepting therefrom the south 40 feet and the west 30 feet and those certain spandrel areas in the southwest corner and the southeast corner as conveyed to the County of Clark by document no. 1298951 recorded January 9, 1981 in Book 1339 in the office of the County Recorder of Clark County, Nevada.

                                   EXHIBIT A-3

                                LEGAL DESCRIPTION

             (888 S. RANCHO DRIVE, LAS VEGAS, CLARK COUNTY, NEVADA)

That portion of the southeast quarter of the southeast quarter of section 32, township 20 south, range 61 east, M.D.B.& M., described as follows:

Parcel three (3) as shown by map thereof in file 25 of Parcel Maps, page 25, in the office of the County Recorder of Clark County, Nevada.

                                    EXHIBIT B

                      CERTAIN DOCUMENTS DELIVERED TO BUYER

888 S. RANCHO DRIVE
1.       Lease Agreement between CPSIEM, LLC (as Landlord) and Southwest Medical
           Associates (as Tenant)
2.       Lease Guaranty dated as of December 28th, 2000
3.       Recommendation Letter dated December 13, 2000 and Level I Environmental
           Site Assessment Report dated
         December 12, 2000 from the National Assessment Corporation
4.       Final Property Condition Report dated December 15, 2000
5.       Recent Tax Notice
6.       Operating Income Statements of prior owner
7.       Owned Property Business Licensing listing from Sierra dated 11/07/00 with application and fee documents
8.       Service Vendor - Proposal/Agreements
9.       Certificate of Occupancy
10.      Elevators/Kindred Equipment Operating Permit
11.      Zoning Verification letter from Linda Hartman-Maynard of the City of
           Las Vegas dated December 12, 2000
12.      Space Plan for Levels 1 & 2 dated 11-21-95
13.      Cancellation of Overhang Easement recording document No. APN
           139-32-802-019 and 139-32-802-020
14.      Janitorial Service Contract dated January 11, 1999
15.      License Agreement dated May 30, 1986
16.      Agreement for Mutual Easement dated March 24, 1986
17.      ALTA/ACSM Land Title Survey dated 1/4/2001
18.      Tax bill for fiscal year 2000-2001
19.      Construction Performance Bond No. 929180306

2300 W. CHARLESTON BLVD.
1.       Lease Agreement between CPSIEM, LLC and Southwest Medical Associates,
           Inc.
2.       Lease Guaranty dated December 28, 2000
3.       Final Property Condition Report dated December 15, 2000
4.       Recent Tax Notice
5.       Operating Income Statements of prior owner
6.       Commercial Sales Proposal/Agreement
Janitorial Service Contract
7.       Zoning Verification Letter dated 12/8/2000 from the City of Las Vegas
8.       Elevators/Kindred Equipment Operating Permit dated 7/27/2000
9.       Business License dated 10/18/00
10.      Certificate of Occupancy dated November 7, 1984
11.      Owned Property, Business Licensing Doc's as of 11/07/00
12.      Space Plans for 1st and 2nd Floors
13.      Recommendation Letter dated 12/13/2000 and Level 1 Environmental Site
           Assessment Report dated December 11, 2000
14.      ALTA/ACSM Land Title Survey dated 1/4/2001
15.      Tax bill for fiscal year 2000-2001

2316 W. CHARLESTON BLVD.
1.       Lease Agreement between CPSIEM, LLC and Southwest Medical Associates,
           Inc. and Exhibit A
2.       Lease Guaranty dated December 28, 2000
3.       Final Property Condition Report dated December 15, 2000
4.       Recent Tax Notice
5.       Operating Income Statements of prior owner
6.       Commercial Sales Proposal/Agreement
7.       Janitorial Service Contract
8.       Elevators/Kindred Equipment Operating Permit dated 7/27/2000
9.       Business License dated 10/18/00
10.      Certificate of Occupancy dated November 7, 1984
11.      Owned Property, Business Licensing Doc's as of 11/07/00
12.      Space Plans for 1st and 2nd Floors
13.      Recommendation Letter dated 12/13/2000 and Level 1 Environmental Site
           Assessment Report dated December 11, 2000
14.      Reciprocal Parking Easement Agreement dated 10-21-88
15.      Party Wall Agreement and Easement dated October 5, 1988
16.      First Amendment to Party Wall Agreement and Easement dated December 28,
           2000
17.      First Amendment to Reciprocal Parking Agreement dated December 28, 2000
18.      Third and Second Amendment to Lease Agreement dated 12-9-97
19.      ALTA/ACSM Land Title Survey dated 1/4/2001
20.      Tax bill for fiscal year 2000-2001

4475 S. EASTERN AVENUE
1.       Lease Agreement between CPSIEE, LLC and Southwest Medical Associates,
         Inc.
2.       Lease Guaranty dated 12/28/2000
3.       Fiscal Year 2001 - 2002 Tax Bill
4.       Commercial Sales Proposal/Agreement
5.       Owned Property, Business Licensing Doc's as of 11/07/00
6.       Tenant/Owner Expense Statements
7.       Janitorial Service Contract dated 1/12/99
8.       Certificate of Completion dated 11/12/97
9.       Certificate of Occupancy dated 12/18/97
10.      Existing Floor Plans for 1st Floor - 2nd Floor
11.      Bill of Sale dated 01/5/98
12.      Letter from Clark County Dept. of Comprehensive Planning dated
           10/16/95; Reference: ZC-1470-95
13.      Letter from Clark County Dept. of Comprehensive Planning dated
           12/7/00; Re: ZL-1020-00, APN 162-23-604-008
14.      Grant of Easement dated 7/30/99
15.      Grant of Easement for a Curb Return Driveway dated 1/16/97
16.      Easement Agreement dated 2/11/97
17.      Inter-Company Occupancy Agreement dated 6/1/00
18.      Amended Inter-Company Occupancy Agreement dated 6/1/00
19.      Property Condition Report dated December 15, 2000 prepared by Asset
           Advisory Services, Inc.
20.      Recommendation Letter dated December 13, 2000 and Level I Environmental
           Site Assessment Report dated December 11, 2000
21.      Architectural Plans (separate delivery)

And various notices from governmental agencies.

                                   EXHIBIT C-1

                           TENANT ESTOPPEL CERTIFICATE

________________, 2002

Via Fax (_____________) and Regular Mail
_______________ ("Buyer")
_________________________
_________________________

Re: Lease Agreement (the "Lease") made as of December 28, 2000 by Southwest Medical Associates, Inc., a Nevada corporation ("Tenant"), as tenant, and ________, LLC, a Delaware limited liability company ("Landlord"), as landlord, covering the premises (the "Premises") located at ______________________, Las Vegas, Nevada.

Dear Buyer:

Tenant understands that Buyer intends to purchase the Premises from Landlord and is relying on this Tenant Estoppel in closing its purchase of the Premises. In connection with the foregoing, Tenant does hereby certify to Buyer as follows:

1. The Lease is unmodified and in force and effect. There are no other agreements in effect between Landlord and Tenant relating to the Premises in effect as of the date of closing of Buyer's purchase of the Premises.

2. Basic Rent has been paid through and including ___________ 14, 2002.

3. There is no existing default by the Tenant in the payment of Basic Rent, nor does there exist any default by the Tenant in the payment of any Additional Rent beyond the applicable grace period, nor is there any other existing default or Event of Default by Tenant or, to Tenant's knowledge, by Landlord.

4. To the knowledge of Tenant, there are no actions or proceedings pending against the Premises before any governmental authority to condemn the Premises or any portion thereof or any interest therein and no such actions or proceedings have been threatened.

5. There is no material unrepaired damage to the Premises from fire or other casualty.







Unless defined herein, all capitalized terms shall be defined as set forth in the Lease.

IN WITNESS WHEREOF, Tenant has executed this Tenant Estoppel Certificate the date first above written.

SOUTHWEST MEDICAL ASSOCIATES, INC., a Nevada corporation



By_________________________________

                                   EXHIBIT C-2

                         GUARANTOR ESTOPPEL CERTIFICATE

________________, 2002

Via Fax (_____________) and Regular Mail
_______________ ("Buyer")
_________________________
_________________________

Re: Lease Guaranty (the "Lease Guaranty") made as of December 28, 2000 by Sierra Health Services, Inc., a Nevada corporation ("Guarantor"), guaranteeing obligations of Tenant under that certain Lease Agreement (the "Lease") made as of December 28, 2000 by Southwest Medical Associates, Inc., a Nevada corporation ("Tenant"), as tenant, and _____________, LLC, a Delaware limited liability company ("Landlord"), as landlord, covering the premises (the "Premises") located at _________________________, Las Vegas, Nevada.

Dear Buyer:

Guarantor understands that Buyer intends to purchase the Premises from Landlord and is relying on this Guarantor Estoppel in closing its purchase of the Premises. In connection with the foregoing, Guarantor does hereby certify to Buyer as follows:

1. The Lease Guaranty is unmodified and in force and effect; and, upon Buyer's acquisition of the Premises, will remain in full force and effect and Buyer will be the beneficiary thereof.

2. To Guarantor's knowledge, there are no existing facts or circumstances which presently or with the giving of notice or passage of time, or both, would negate, reduce or otherwise alter Guarantor's obligations under the Lease Guaranty.

Unless defined herein, all capitalized terms shall be defined as set forth in the Lease Guaranty.

IN WITNESS WHEREOF, Guarantor has executed this Guarantor Estoppel Certificate the date first above written.

SIERRA HEALTH SERVICES, INC., a Nevada corporation



By:________________________________

Name:______________________________

Title:_____________________________

                                    EXHIBIT D

              ASSIGNMENT AND ASSUMPTION OF LEASE AND LEASE GUARANTY

                  THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND LEASE GUARANTY (the "Assignment") is made as of this ____ day of __________ 2002 by and between ___________, LLC, a Delaware limited liability company ("Assignor") and
________________________________ ("Assignee").

         Assignor hereby assigns to Assignee the Landlord's interest in (a) that certain Lease Agreement dated as of December 28, 2000 between Assignor, as Landlord, and Southwest Medical Associates, Inc., a Nevada corporation, as Tenant (the "Lease"), which Lease demises certain premises located at ________________, Las Vegas, Nevada, together with the premises therein described, any improvements thereon and any appurtenances thereunto appertaining and (b) that certain Lease Guaranty ("Lease Guaranty") made as of December 28, 2000 by Sierra Health Services, Inc., as Guarantor, in favor of Assignor, as Landlord.

         Assignee hereby accepts such assignment and assumes and agrees to perform all of the covenants, terms, provisions and conditions of the Lease and Lease Guaranty on the part of the Landlord to be performed therein arising after the date of this Assignment.

         Assignor hereby represents and warrants the following to Assignee: (i) each of the Lease and Lease Guaranty is valid, in full force and effect, and is not subject to any amendments or modifications; (ii) other than this Assignment and assignments for the benefit of Assignor's lenders (which are being released concurrently herewith), Assignor has not executed an assignment or pledge of the Lease or Lease Guaranty or of its right, title and interest therein; and (iii) Assignor has the authority to assign the Lease and Lease Guaranty and shall defend the same against the lawful claim of all persons claiming by, through or under Assignor, but not otherwise.

         IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.

                           ASSIGNOR:

                           __________, LLC, A DELAWARE LIMITED LIABILITY COMPANY

                           By: ________________________________
                                     Howard Sands, Manager

                           ASSIGNEE:

                           By: ________________________________

                                    EXHIBIT E

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
--------------------------------------------------------------------------------

NO. W-1                                                       ___________ SHARES

                       WARRANT TO PURCHASE COMMON SHARESOF

                        WINDROSE MEDICAL PROPERTIES TRUST

         Subject to the terms and conditions herein set forth, Windrose Medical Properties Trust, a Maryland Real Estate Investment Trust (the "Company"), for value received, hereby certifies that CB Richard Ellis Corporate Partners, LLC, a Delaware limited liability company, or its permitted registered assigns (the "Registered Holder"), is entitled, to purchase from the Company, in whole or in part, at any time, or from time to time, during the term of this Warrant (as set forth in Section 5 below), _______ common shares (as adjusted from time to time pursuant to the provisions of this Warrant) of the Company ("Common Stock"), upon surrender of the Warrant at the principal office of the Company referred to below and upon payment of the exercise price by wire transfer to the Company or certified or cashiers check made to the order of the Company or as otherwise provided below. The purchase price at which Common Stock may be purchased upon exercise of this Warrant shall be $________ per share of Common Stock, as adjusted pursuant to the provisions of this Warrant. The common shares purchasable upon exercise of this Warrant and the exercise or purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the "Warrant Stock" and the "Exercise Price," respectively.

         1.       EXERCISE.

                  (a) MANNER OF EXERCISE. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company at 3502 Woodview Trace, Suite 200, Indianapolis, IN 46268, facsimile number (317) 860-9190, or such other location which shall at that time be the principal office of the Company, accompanied by payment in full of the Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Exercise Price may be paid by cash, certified or cashiers check or by wire transfer to an account designated in writing by the Company to the Registered Holder.

                  (b) EFFECTIVE TIME OF EXERCISE. To the extent permitted by law, each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise in accordance with Section 1(d) below shall be deemed for all purposes to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                  (c) NET ISSUE EXERCISE.

                      (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder's duly authorized attorney, in which event the Company shall issue to the Registered Holder a number of shares of Common Stock computed using the following formula:

                                    X =   Y (A - B)
                                          ---------
                                              A

Where             X = The number of shares of Common Stock to be issued to the
                        Registered Holder.

                  Y = The number of shares of Common Stock purchasable under this Warrant, or if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

                  A = The fair market value of one share of Common Stock (at the date of such calculation).

                  B = The Exercise Price (as adjusted to the date of such
                        calculation).

                      (ii) For purposes of this Section 1(c), the fair market value of one share of Common Stock on the date of calculation shall mean the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the last five (5) trading days prior to the date of determination of fair market value.

                  (d) DELIVERY TO HOLDER. Subject to the provisions of Section 3(a) below, if the Registered Holder so requests in writing at any time or from time to time, the Company shall, upon the exercise of this Warrant in whole or in part, immediately instruct the Company's stock transfer agent to deliver via book entry (DTC transfer) to a stock brokerage firm designated in writing by the Registered Holder, for such account as the Registered Holder may designate, the shares of Warrant Stock to which the Registered Holder is entitled. Subject to the provisions of Section 3(a) below, in the absence of a written request for such a book entry transfer, as soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder may direct.

                            (i) a certificate or certificates for the number of
shares of Warrant Stock to which such Registered Holder shall be entitled, and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

The Company shall pay all issue taxes in connection with the issuance and delivery of the Warrant Stock. All shares of Warrant Stock will, upon issuance by the Company in accordance with the terms of this Warrant, be validly issued, fully paid and non-assessable, and free from all taxes and liens (except for any that may be created by the Registered Holder) with respect to the issuance thereof.

         2.       ADJUSTMENTS.

                  (a) STOCK SPLITS AND DIVIDENDS. If at any time during the term of this Warrant the number of outstanding shares of the Company's Common Stock is increased by a stock dividend payable in shares of the Company's Common Stock (or in options to purchase or rights to subscribe for Common Stock, or securities that are convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (collectively, "Common Stock Rights")) or by a subdivision or split-up of shares of Common Stock, then the Exercise Price in effect immediately prior to such subdivision or split-up or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or split-up or immediately after the record date of such dividend be proportionately reduced. If at any time during the term of this Warrant the number of outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

                  (b) RECLASSIFICATION, ETC. If the Company, at any time during the term of this Warrant, by reclassification of securities or otherwise, shall change any of the securities as to which the purchase rights under this Warrant apply into the same or different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in Section 2(a); and in each such case, the terms of this
Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

                  (c) MERGER, SALE OF ASSETS, ETC. If, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be
(i) a reorganization (other than a combination, reclassification or subdivision of shares otherwise provided for herein, (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets, as, or substantially as, an entirety to any other person, then, as part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in Section 2(a); and in such case the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon exercise of this warrant after such consummation.

                  (d) ADJUSTMENT CERTIFICATE. When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 2, the Company shall promptly, but in no event more than five (5) business days after the occurrence of the event triggering the requirement of an adjustment, mail to the Registered Holder at the address on the signature page of this Warrant (or the most recent address provided in writing by the Registered Holder to the Company) a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and
(iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

         3.       TRANSFERS.

                   (a) UNREGISTERED SECURITY. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant without the prior written consent of the Company, which shall not be unreasonably withheld or delayed, except that no consent shall be needed to transfer this Warrant to one or more "affiliates" of or persons "affiliated" with the Registered Holder who represents to the Company in writing that such affiliate is an "accredited investor" as defined in

Rule 501(a) of Regulation D promulgated under the Securities Act, provided that if the Company has a reasonable basis to doubt the accuracy or truthfulness of this representation, it may by notice promptly (but not more than 10 days after the Company's receipt of the representation) given to the Registered Holder or the relevant affiliate require additional reasonable evidence as to the status of the affiliate or affiliated person as an accredited investor. For the purposes of this Warrant, an "affiliate" or person "affiliated" with a specific person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified, and in the case of a limited liability company shall also include the members of the limited liability company.

                  Each holder of this Warrant further agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, in a form reasonably satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

                  (b) TRANSFERABILITY. Upon any transfer of this Warrant as permitted hereunder, the Company will, at its expense, promptly issue to the transferee (and to the transferor, in the case of a transfer of the Warrant in part) a new Warrant (showing in each case the name of the appropriate Registered Holder on the face of each new Warrant) for the number of shares of Warrant Stock as to which the Warrant was transferred (or in the case of the transferor, retained).

                  (c) WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

         4. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company nor shall it impose any liabilities on the holder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         5. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable in whole or in part, at any time, or from time to time, during the term commencing on the closing of the sale and issuance of Common Stock of the Company in the Company's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO Closing") and ending at 5:00 p.m., Eastern Standard Time on the second anniversary of such closing.

         6.       NOTICES OF CERTAIN TRANSACTIONS. In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a normal cash dividend), or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

         7. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

         8. REGISTRATION. The Company grants to the Registered Holder registration rights with respect to the Warrant Stock as follows:

                  8.1 If at any time after the IPO Closing the Company files a registration statement with the Securities and Exchange Commission (the "Commission") providing for the registration of any of the Common Stock for sale or resale to the public for the account of one or more security holders, the Company (i) will promptly give the Registered Holder written notice thereof, and
(ii) will include in such registration statement at no charge to the Registered Holder the registration of the Warrant Stock for resale by the Registered Holder to the public. The Registered Holder will cooperate with the Company to provide the Company and its counsel or accountants such information respecting the Registered Holder as may be required to be included in the registration statement.

                  8.2 In any event, if a registration statement covering the Warrant Stock shall not otherwise have been filed by the Company with the Commission, then the Company will, within twelve months after the IPO Closing, cause such a registration statement (covering the Warrant Stock) to be filed with the Commission and use its best efforts to cause such registration statement to become effective.

                  8.3 The Company shall keep any registration statement under this Section 8, as well as each and any state securities registration or qualification under this Section 8, effective until the earlier of (i) all the Warrant Stock has been resold by the Registered Holder or (ii) all the Warrant Stock may immediately be sold by the Registered Holder during any ninety (90) day period in accordance with Rule 144 promulgated under the Securities Act or in accordance with any similar successor provision.

         9. PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Stock upon any full or partial exercise of this Warrant, provided, however, that the holder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance of any certificate in a name other than that of the Registered Holder of the Warrant as reflected on the books and records of the Company.

         10. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         11. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company, at the Registered Holder's expense, will issue, in lieu thereof, a new Warrant of like tenor.

         12. NOTICES. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder set forth on the signature page hereof or most recently furnished in writing by the Registered Holder to the Company and (b) if to the Company, to the address set forth below on the signature page hereof or most recently furnished in writing by the Company to the Registered Holder.

         13. NO RIGHTS AS SHAREHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

         14. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

         15. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

         16. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         17. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Maryland, without giving effect to principles of conflicts of law.

         18. SEVERABILITY. If any provision of this Warrant is held unenforceable by a court of competent jurisdiction, it shall be severed from this Warrant and the other provisions of this Warrant shall remain in effect. The parties shall promptly incorporate into the Warrant a provision which they in good faith believe is enforceable and which as nearly as possible gives effect to the intent reflected by the severed provision.

         19. ATTORNEY FEES. If any action is brought by the Registered Holder against the Company to enforce the Company's obligations and/or the Registered Holder's rights under this Warrant, the prevailing party in such action shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Warrant, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute and deliver this Warrant as of the _______ day of _________________, 2002.

                                   WINDROSE MEDICAL PROPERTIES TRUST

                                   By:
                                       -------------------------------------
                                   Name: Frederick L. Farrar
                                   Title: President and Chief Operating Officer

                                   Address:
                                                     -----------------------

                                                     -----------------------

                                   Fax Number:
                                                     -----------------------
Agreed and Accepted:

REGISTERED HOLDER

CB Richard Ellis Corporate Partners, LLC

By:
    ---------------------------------
Name:
     --------------------------------
Title:
      -------------------------------
Address:
        -----------------------------

-------------------------------------



Fax Number:
            -------------------------

                                    EXHIBIT A

                             PURCHASE/EXERCISE FORM

To:      Windrose Medical Properties Trust

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to (a) purchase _____ shares of the Common Stock covered by such Warrant and herewith makes payment of $ _________, representing the full Exercise Price for such shares at the price per share provided for in such Warrant or (b) exercise such Warrant for _______ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of
Section 1(c) of such Warrant.

                                     Signature:
                                               ---------------------------------

                                     Name (print):
                                                  ------------------------------

                                     Title (if applic.)
                                                       -------------------------

                                     Company (if applic.):
                                                          ----------------------

                                     Dated:
                                           -------------------------------------

                                    EXHIBIT B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

      NAME OF ASSIGNEE          ADDRESS/FAX NUMBER          NO. OF SHARES
      ----------------          ------------------          -------------









                                  Assignor:
                                           -------------------------------------

Dated:                            Signature:
      ----------------------                ------------------------------------

                                         (signature must conform in all respects
                                         to the name of the Registered Holder as
                                         set forth on the face of the Warrant)


                                  Witness:
                                          --------------------------------------





                                       2